Exhibit 99.1

Nomadar Secures $2M in 2026 Revenue, More

Than Doubling 2025

Nomadar Reports FY2025 Results and Corporate Highlights

MARSHALL, Texas, March 31, 2026 — Nomadar (NASDAQ: NOMA) (“Nomadar” or the “Company”), a global sports development and technology platform, today announced its financial results for the fiscal year ended December 31, 2025.

With the activation of the Company’s initial revenue-generating business lines, the advancement of key strategic initiatives, and the successful completion of its public listing on Nasdaq on October 31, 2025, fiscal 2025 marked a defining period for Nomadar.

“2025 was a year of substantial execution and foundation-building for Nomadar. We launched our first operating verticals, progressed our real estate infrastructure projects, and successfully completed our listing on Nasdaq,” said Joaquin Martin, CEO of the Americas & Global Vice Chairman of Nomadar. “As we enter 2026, we are beginning to leverage the work we have done to establish our growth platform translate into growing commercial momentum, as we have already secured commercial agreements that represent approximately $2 million, which would more than double our full-year 2025 revenue.”

Martin added, “We have also fortified our balance sheet, providing us with the financial flexibility to support the continued execution of our strategic growth initiatives. The combination of our revenue growth, strong gross margin profile, recent capital support from strategic investors, and a more normalized cost structure positions Nomadar to accelerate our transition into a scalable global sports and technology platform.”

2025 Full Year Financial Highlights

●	Revenue: $921,940
●	Gross Profit: $477,082
●	Gross Margin: 51.8%
●	Net Loss: $2,767,318
●	Shareholders’ Equity: $7,118,188

Operating Performance

Revenue was $921,940 and $8,025 for the years ended December 31, 2025 and 2024, respectively. 2025 revenues were primarily driven by the Company’s High-Performance Training (HPT) programs and the Concerts and Events division. We believe the year end 2025 results reflect the initial activation of the Company’s operating model, with both verticals contributing to early-stage revenue generation.

Gross profit for the year was $477,082 and $6,318 for the years ended December 31, 2025 and 2024, respectively. We believe the year end 2025 results, which reflect gross margin of 51.8%, demonstrates the Company’s ability to establish scalable and margin-accretive operations.

Operating Expenses and Cost Structure

Operating expenses for fiscal year 2025 were $3,168,587 and $1,367,068 for the years ended December 31, 2025 and 2024, respectively, which reflects the Company’s transition to a public company and the buildout of its operating and corporate infrastructure. These expenses were primarily driven by:

●	Professional services associated with the Company’s listing on Nasdaq on October 31, 2025
●	Legal, accounting, and advisory fees
●	Organizational and operational buildout to support initial business lines
●	Strategic development initiatives across markets and platforms
●	General and administrative expenses

A significant portion of these expenses reflect non-recurring direct listing-related professional fees.

Net Loss

Nomadar reported a net loss of $2,767,318 and $1,372,991 for the years ended December 31, 2025 and 2024, respectively, primarily attributable to the non-recurring professional services and transaction-related expenses associated with its public listing, noted above.

Balance Sheet and Liquidity

As of December 31, 2025 and 2024, respectively, Nomadar had stockholders’ equity of $7,118,188 and $(1,361,698), respectively. This increase reflects capital raised in connection with, and subsequent to, the Company’s direct listing.

Cash, cash equivalents and restricted cash were $78,163 as of December 31, 2025, compared to $417 as of December 31, 2024.

Capital Support and Investor Commitments

Sport City Cadiz, the Company’s controlling shareholder, committed to securing $10 million in investment within the first 18 months following Nomadar’s public listing.

As previously disclosed, during the first quarter of 2026, Sport City Cadiz secured $7.3 million in commitments from new investors. Combined with prior contributions directly from Sport City Cadiz, assuming all amounts are timely paid, this commitment position the Company to meet and exceed the original $10 million target within the expected timeframe, once all contribution tranches are completed.

2026 Momentum and Growth Strategy

Nomadar entered 2026 with strong commercial momentum. As of the end of the first quarter of 2026, the Company has secured approximately $2 million in contracted revenue, which would exceed the total revenue generated during fiscal year 2025.

The Company continues to expand its international footprint, building on market entries in Ecuador and Mexico during 2025 and entering India at the beginning of 2026.

In parallel, Nomadar is advancing its digital strategy. In January 2026, the Company announced:

●	The development of a digital platform for football players in India
●	The launch of Our XI, a membership-based platform delivering educational content on the operational and back-office management of professional football clubs across Spanish-speaking markets

The Company is also activating additional monetization channels, including expanding into merchandising and fan engagement with the rollout of its e-commerce vertical centered on the legacy of Jorge González (“Mágico González”).

For the Company’s large-scale real estate development project that is expected to begin construction early 2027, Nomadar continues to advance the development of the JP Financial Arena, a multi-purpose events venue designed to integrate sports, entertainment, and digital experiences within the Company’s broader ecosystem.

The Company expects near-term growth driven by:

●	Expansion of High-Performance Training programs across new geographies
●	Increased activity for the Concerts and Events division
●	Monetization of digital platforms, including Our XI
●	Activation of the e-commerce vertical centered on Mágico González
●	Continued progress on strategic infrastructure initiatives, including JP Financial Arena
●	Ongoing capital inflows supporting execution of its growth strategy

Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, has been filed with the U.S. Securities and Exchange Commission and is available on the SEC’s website and in the Investor Relations section of the Company’s website at www.nomadar.com

About Nomadar

Nomadar Corp. is a U.S.-based company operating at the intersection of sports, tourism, technology, and health. A subsidiary of Cádiz CF, a 115-year-old professional soccer club competing in La Liga, Nomadar develops innovative projects that connect global audiences through experiences that combine health, entertainment, and digital engagement.

The Company is also advancing the JP Financial Arena real estate development project for a multi-purpose event center in southern Europe, designed to host international sports, cultural, and corporate events. Nomadar’s mission is to create sustainable, technology-driven platforms that enhance the connection between sports, community, and health.

Safe Harbor Statement

This Press Release includes “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. This forward-looking information relates to future events or future performance of Nomadar and reflects management’s expectations and projections regarding Nomadar’s growth, results of operations, performance, and business prospects and opportunities, including but not limited to statements regarding the Company’s revenues for 2026, strategic investments in the Company, and the potential benefits thereof. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology intended to identify forward-looking statements. Forward- looking statements are based on certain assumptions and analyses made by the management of Nomadar in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although Nomadar’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of Nomadar’s securities should not place undue reliance on these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, Nomadar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on Nomadar’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Potential investors should read this document with the understanding that Nomadar’s actual future results may be materially different from what is currently anticipated. The Company cautions investors that actual results may differ materially from those anticipated and encourages investors to review other factors that may affect its future results in the Company´s filings with the SEC, available at www.sec.gov. Further descriptions of these risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in subsequent filings with and submissions to, the SEC, as the same may be amended and supplemented from time to time, which are available at www.sec.gov. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Public Relations/Strategic Advisory

Phoenix MGMT & Consulting

PR@PhoenixMGMTconsulting.com

Media Contact

Fatema Bhabrawala

Director of Media Relations, Alliance Advisors

fbhabrawala@allianceadvisors.com

Investor Contacts

investor.relations@nomadar.com

or

Richard Land, Alliance Advisors

nomaIR@allianceadvisors.com